EXHIBIT 21.1

                            ALLIANCE FUNDING COMPANY
           BY LEE SERVICING COMPANY, A DIVISION OF SUPERIOR BANK, FSB
                               DESIGNATED SERVICER
                             SERVICER'S CERTIFICATE
                                     1997-1
  IN ACCORDANCE WITH SECTION 6.08 OF THE POOLING AND SERVICING AGREEMENT DATED
         AS OF MARCH 1, 1997 LEE SERVICING COMPANY REPORTS THE FOLLOWING INFORMATION PERTAINING TO SERIES 1997-1 FOR APRIL 25, 1997, THE REMITTANCE DATE.

                         DUE PERIOD ENDED: APRIL 1, 1997
================================================================================

                                                               TOTAL POOL      SUBPOOL 1     SUBPOOL 2
                                                              ------------    ------------  ------------
   COLLECTIONS
 1 Total Actual Principal Collections                         1,356,982.19     385,297.89     971,684.30
 2 Total Actual Interest Collections                            324,342.67     123,921.89     200,420.78
 3 Additional Proceeds                                                0.00           0.00           0.00
                                                              ------------    ------------  ------------
 4 TOTAL COLLECTIONS:                                         1,681,324.86     509,219.78   1,172,105.08

 5 Pre-Funding Account Transfers                                      0.00           0.00           0.00
 6 Interest Coverage Account Transfer                           685,627.65     269,982.75     415,644.90
                                                              ------------    ------------  ------------
 7 AGGREGATE AMOUNT RECEIVED:                                 2,366,952.51     779,202.53   1,587,749.98

   MONTHLY ADVANCES
 8 Delinquent Interest Advance                                  928,509.38     295,637.42     632,871.96
 9 Compensating Interest                                          2,431.19       1,727.82         703.37
10 Amounts Held for Future Distributions                              0.00           0.00           0.00
11 Reserve Withdrawal per Sec. 6.14                                   0.00           0.00           0.00
                                                              ------------    ------------  ------------
12 AVAILABLE REMITTANCE AMOUNT:                               3,297,893.08    1,076,567.77  2,221,325.31

   FEES
13 Service Fees                                                  61,236.92      23,883.38      37,353.54
14 Expense Account Deposit:                                       5,466.08
                                                              ------------
15 ADJUSTED REMITTANCE AMOUNT:                                3,231,190.08

   REMAINING AMOUNT AVAILABLE:
16     Adjusted Remittance Amount                             3,231,190.08
17     Insured Payments due                                           0.00
       Insurance Account Deposit @ 13 bp
18        the Ending Principal Balance                           23,686.33
19     Class Remittance Amounts                               3,207,503.75
       Non-Recoverable Advances not
20        Previously Reimbursed                                       0.00
                                                              ------------
21 Total Remaining Amount Available:                                  0.00
                                                              ============

   REIMBURSEMENTS DUE PURSUANT TO SEC. 5.04
22   Servicing Fee                                                    0.00
23   Monthly Advances and Servicer Advances                           0.00
24   Preference Amount per Sec. 6.06(b)                               0.00
25   Servicing compensation per Sec. 7.03                             0.00
26   REO Mgmt. & Dispositions per Sec 5.10                            0.00
27   Trustee Advances per Sec 11.01                                   0.00

================================================================================

                            ALLIANCE FUNDING COMPANY
           BY LEE SERVICING COMPANY, A DIVISION OF SUPERIOR BANK, FSB
                               DESIGNATED SERVICER
                             SERVICER'S CERTIFICATE
                                     1997-1
  IN ACCORDANCE WITH SECTION 6.08 OF THE POOLING AND SERVICING AGREEMENT DATED
         AS OF MARCH 1, 1997 LEE SERVICING COMPANY REPORTS THE FOLLOWING INFORMATION PERTAINING TO SERIES 1997-1 FOR APRIL 25, 1997, THE REMITTANCE DATE.

                         DUE PERIOD ENDED: APRIL 1, 1997
================================================================================

                                                                TOTAL           CLASS A          CLASS R
                                                            --------------   --------------   --------------
28 Loans Outstanding - BOM                                            1646
29 Original Loan Balance                                    140,827,927.17   140,827,927.17
30 Pre-Funding Account Balance                               83,661,868.75    83,661,868.75
31 Initial Overcollateralization                              4,489,795.92     4,489,795.92
32 Realized Losses, LTD                                               0.00             0.00
33 Carryforward Amount                                                0.00             0.00
                                                            ------------------------------------------------
34 Total Class Principal Balance                            220,000,000.00   220,000,000.00
35      Pool Factor per Loan Balance                            64.0126942%      64.0126942%
36      Pool Factor per Class Balance                          100.0000000%     100.0000000%
37 Excess Spread                                                      0.00                          0.00
38 Additional Principal due Class A                             592,121.56       592,121.56
39 Interest Remittance @ Pass-Through Rate                    1,258,400.00     1,258,400.00

   PRINCIPAL ADDITIONS:
40     Number (Subpool 1)                                              295              295
41     Loan transfers from Pre-Funding                       17,553,283.92    17,553,283.92
42     Number (Subpool 2)                                              213              213
43     Loan transfers from Pre-Funding                       23,921,740.90    23,921,740.90
44     Total Number of loans                                           508              508
45     Total Loan Transfers from Pre-Funding                 41,475,024.82    41,475,024.82

46     Pre-Funding Account Excess                                     0.00             0.00

   PRINCIPAL REDUCTIONS:
47     Prepayments - Number                                             10               10
48     Prepayments - Dollar                                   1,228,022.52     1,228,022.52
49     Net Liquidation Proceeds                                       0.00             0.00
50     Curtailments                                              18,060.49        18,060.49
51     Normal and Excess Payments                               110,899.18       110,899.18
                                                            ------------------------------------------------
52 Total Principal Remittance                                 1,356,982.19     1,356,982.19
53 Additional Principal Reduction                               592,121.56       592,121.56
                                                            ------------------------------------------------
54 TOTAL REMITTANCE                                           3,207,503.75     3,207,503.75          0.00
                                                            ================================================
55 Current Month Realized Loss - Number                                  0             0.00
56 Current Month Realized Loss - Dollar                               0.00             0.00

   CLASS PRINCIPAL BALANCE - EOM
57 Loans Outstanding - EOM                                            2144
58 Closing Loan Balance                                     180,945,969.80   180,945,969.80
59 Pre-Funding Account Balance                               42,186,843.93    42,186,843.93
60 Additional Principal Reduction, LTD                        5,081,917.48     5,081,917.48
61 Realized Losses, LTD                                               0.00             0.00
                                                            --------------   -------------------------------
62 Total Class Principal Balance                            218,050,896.25   218,050,896.25
63   Pool Factor per Loan Balance                               82.2481681%      82.2481681%
64   Pool Factor per Class Balance                              99.1140438%      99.1140438%

================================================================================

                            ALLIANCE FUNDING COMPANY
           BY LEE SERVICING COMPANY, A DIVISION OF SUPERIOR BANK, FSB
                               DESIGNATED SERVICER
                             SERVICER'S CERTIFICATE
                                     1997-1
  IN ACCORDANCE WITH SECTION 6.08 OF THE POOLING AND SERVICING AGREEMENT DATED
         AS OF MARCH 1, 1997 LEE SERVICING COMPANY REPORTS THE FOLLOWING INFORMATION PERTAINING TO SERIES 1997-1 FOR APRIL 25, 1997, THE REMITTANCE DATE.

                         DUE PERIOD ENDED: APRIL 1, 1997
================================================================================


65 Weighted Note Rate - THIS Remittance                        10.72034 %
66 Weighted Note Rate - NEXT Remittance                        10.72034 %

67 Weighted Average Remaining Term                              260.13

68 Accrual  Period for Libor Rate                              20-Mar-97   thru     24-Apr-97
69 Days in Related Period                                          36

70 Pass-Through Rate                                            5.72000%

                                                              TOTAL POOL       SUBPOOL 1       SUBPOOL 2
                                                            --------------   -------------   --------------
71 Original Pool - Principal Balance                        140,827,927.17   41,875,267.67   98,952,659.50
72 Original Pool - Pre-Funding Account                       83,661,868.75   33,147,497.60   50,514,371.15
73 Original Pool - Initial Overcollateralization              4,489,795.92    1,500,455.31    2,989,340.61
                                                            -----------------------------------------------
74 Original Pool Total                                      220,000,000.00   73,522,309.96   146,477,690.04

75 Original Pool - Number of Loans                                    1646             816              830

-----------------------------------------------------------------------------------------------------------
   CLASS A OVERCOLLATERALIZATION RECONCILIATION
                                                              Beg.of Month    Current Month    End of Month
                                                            -----------------------------------------------
76 Initial Overcollateralization                              4,489,795.92      592,121.56     5,081,917.48
77 Less:  Realized Losses, LTD                                        0.00            0.00            0.00
                                                            -----------------------------------------------
78 Overcollateralization of Principal                         4,489,795.92      592,121.56     5,081,917.48
                                                            ===============================================
79 Base Overcollateralization Required                                                        12,571,428.57
80 Required Overcollateralization Amount                                                      12,571,428.57

   CURRENT MONTH SUBORDINATED AMOUNT                          Beg.of Month    Current Month   End of Month
                                                            -----------------------------------------------
81 Original Subordinated Amount                              27,724,489.79             N/A    27,724,489.79
82 Less: Cumulative Realized Losses                                   0.00            0.00             0.00
83 Plus: Cumulative Additional Proceeds                               0.00            0.00             0.00
                                                            -----------------------------------------------
84 Current Subordinated Amount                               27,724,489.79            0.00    27,724,489.79
                                                            ===============================================

   NONRECOVERABLE ADVANCE RECONCILIATION

85 Beginning of Month                                                 0.00
86 Current Month Unpaid Nonrecoverable Advance                        0.00
87 Less: Current Month Reimbursement                                  0.00
                                                            --------------
88 End of Month                                                       0.00

   RESERVE ACCOUNT RECONCILIATION

89 Initial Reserve Deposit                                    4,200,432.77
90 Reserve Withdrawal per Sec. 6.14                                   0.00
                                                            --------------
91 End of Month                                               4,200,432.77

================================================================================

                            ALLIANCE FUNDING COMPANY
           BY LEE SERVICING COMPANY, A DIVISION OF SUPERIOR BANK, FSB
                               DESIGNATED SERVICER
                             SERVICER'S CERTIFICATE
                                     1997-1
  IN ACCORDANCE WITH SECTION 6.08 OF THE POOLING AND SERVICING AGREEMENT DATED
         AS OF MARCH 1, 1997 LEE SERVICING COMPANY REPORTS THE FOLLOWING INFORMATION PERTAINING TO SERIES 1997-1 FOR APRIL 25, 1997, THE REMITTANCE DATE.

                         DUE PERIOD ENDED: APRIL 1, 1997
================================================================================

   CLASS FACTORS                                                    TOTAL POOL
                                                                  --------------
92 Total Class Principal - Original Pool                          220,000,000.00
93 Interest Remittance Amount                                       1,258,400.00
94 Interest Rate Factor / 1000                                          5.720000

95 Total Principal Collections                                      1,356,982.19
96 Prefunding Account Excess                                                0.00
97 Additional Principal Reduction                                     592,121.56
                                                                  --------------
98 Principal Remittance Amount                                      1,949,103.75
99 Principal Payment Factor/1000                                        8.859563
100 Current Month Ending Principal Factor                             991.140438

================================================================================